Exhibit 10.4

[FORM OF LETTER AGREEMENT]

Sports Properties Acquisition Corp.

437 Madison Avenue

New York, New York 10022

and

Banc of America Securities LLC

As representative of the underwriters

9 W. 57th Street

New York, New York 10019

Re: Initial Public Offering

Ladies and Gentlemen:

The undersigned stockholder, officer and/or director of Sports Properties Acquisition Corp., a Delaware corporation (the “Company”), in consideration of Banc of America Securities LLC (the “Underwriter”) agreeing to underwrite an initial public offering (“IPO”) of the Company’s units (“Units”), each comprised of one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and one warrant exercisable for one share of Common Stock (“Warrant”), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote [FOR FOUNDING STOCKHOLDERS ONLY — (i) all Insider Shares owned by such person and any shares of Common Stock acquired in the IPO in accordance with the majority of the votes cast by the holders of the IPO shares and] (ii) any shares of Common Stock acquired following the IPO, in favor of the Business Combination.

2. If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person’s power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO Shares as soon as reasonably practicable and, in any event, no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the “Liquidation Date”). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, and any remaining net assets of the Company as a result of such liquidation, and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees to not seek recourse against the Trust Account for any reason whatsoever. [FOR MEDALLION FINANCIAL CORP. ONLY — The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendors, service providers, providers of financing or other entities that are owed money by the Company for services or financing provided, or contracted for, or products sold to us or the claims of any target businesses, but only to the extent such vendors, service providers, providers of financing or other entities have not executed waivers or have executed waivers that are held to be invalid or unenforceable, and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Account. To the extent required to indemnify the Company hereunder, the undersigned will pay any claims for indemnification directly to the Trust Account.] [FOR FOUNDING STOCKHOLDERS ONLY — The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of such person’s Insider Shares.]

3. [FOR OFFICERS AND DIRECTORS ONLY — In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, opportunities to acquire entities, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company. The undersigned’s obligations to the Company shall be subject to any pre-existing fiduciary or contractual obligations.] [FOR MEDALLION FINANCIAL CORP. ONLY — In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, opportunities to acquire any operating business in the sports, entertainment or leisure industry, the value of which the undersigned reasonably determines exceeds $160 million, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be a stockholder of the Company.]

4. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders.

5. [FOR ALL, EXCEPT AS OTHERWISE DISCLOSED IN THE REGISTRATION STATEMENT — Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination; provided that the undersigned shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.]

6. [FOR ALL, EXCEPT AS OTHERWISE DISCLOSED IN THE REGISTRATION STATEMENT —The undersigned agrees that none of the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.]

7. [FOR FOUNDING STOCKHOLDERS ONLY — The undersigned will, as specified in the Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company, escrow its, his or her Insider Shares for the period commencing on the Effective Date and ending (i) one year after the consummation of a Business Combination or (ii) the date on which the Company gives the escrow agent notice that the Company is being liquidated, at which time the escrow agent will destroy such Insider Shares.]

8. The undersigned agrees to be a [POSITION] of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and the Underwriter and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated by the Securities and Exchange Commission. The undersigned’s questionnaire furnished to the Company and the Underwriter is true and accurate in all respects.

9. The undersigned represents and warrants to the Company and the Underwriter that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and such person is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

10. The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as a [POSITION] of the Company.

11. The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

12. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date, or (ii) the Termination Date; provided, however, that [(a)] any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement [FOR MEDALLION FINANCIAL CORP. ONLY — and (b) the undersigned’s indemnification obligations hereunder shall survive the termination of this letter agreement.]

13. The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Underwriter and its legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about the undersigned’s background and finances (“Information”), solely for the purposes of the IPO. Neither the Underwriter nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information, and the undersigned hereby releases them from liability for any damage whatsoever in that connection. The undersigned shall be entitled to a copy of such Information, upon request. The Underwriter shall not release such Information to any third-party, other than the Company or the Underwriter’s or the Company’s respective legal representative, without the prior written consent of the undersigned. The Underwriter shall use the same measures to protect the Information as it takes to protect its own similar confidential information, but in no event less than reasonable care.

14. [FOUNDING STOCKHOLDERS ONLY — The undersigned hereby agrees that, on a date that is within the five-day period following the date that is 30 days after the date of the Underwriting Agreement between the Company and the Underwriter (the “Underwriting Agreement”) or, if earlier, the date the Underwriter terminates its option to purchase Optional Units (as defined in the Underwriting Agreement) pursuant to the terms of the Underwriting Agreement, the undersigned will sell to the Company, and the Company shall accept from the undersigned, at no cost, the number of shares of Common Stock determined by multiplying (a) [15% OF INSIDER SHARES PURCHASED BY FOUNDING STOCKHOLDER] by (b) a fraction, (i) the numerator of which is 3,000,000 minus the number of units purchased by the Underwriter upon the exercise of its option to purchase Optional Units, and (ii) the denominator of which is 3,000,000.]

15. This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

16. No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the undersigned, the Company and the Underwriter [FOR MEDALLION FINANCIAL CORP. ONLY—; provided, however, that in no event shall any term or provision of the undersigned’s indemnification obligations hereunder (including, without limitation, the survival of such indemnification obligations after the termination of this letter agreement) be amended, changed, waived, altered or modified].

[FOUNDING STOCKHOLDER, OFFICER OR DIRECTOR]

ACCEPTED AND AGREED:

BANC OF AMERICA SECURITIES LLC

By:
Name: Title:

ACCEPTED AND AGREED:

SPORTS PROPERTIES ACQUISITION CORP.

By:
Name: Title:	Larry D. Hall Chief Financial Officer

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

“Affiliate” shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

“Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar type of transaction, or any combination of the foregoing, of one or more domestic or international operating businesses, having, collectively, a fair market value equal to at least 80% of the Company’s net assets (excluding deferred underwriting discounts and commissions) at the time of such merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar business combination.

“Business Combination Date” shall mean the date upon which a Business Combination is consummated.

“Effective Date” shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

“Immediate Family” shall mean, with respect to any person, such person’s spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

“Insiders” shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company’s IPO.

“Insider Shares” shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Private Placement and the Company’s IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company’s IPO.

“IPO Shares” shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

“Private Placement” shall mean the private placement by the Company of 6,000,000 warrants to purchase Common Stock prior to the IPO.

“Prospectus” shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

“Registration Statement” shall mean the registration statement filed by the Company on Form S-1 with the SEC in connection with the Company’s IPO and any amendment or supplement thereto.

“SEC” shall mean the United States Securities and Exchange Commission.

“Termination Date” shall mean the date that is 90 calendar days immediately following the Transaction Failure Date.

“Transaction Failure” shall mean the failure to consummate a Business Combination within 24 months of the Effective Date.

“Transaction Failure Date” shall mean the 24-month anniversary of the Effective Date.

“Trust Account” shall mean that certain trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee, and in which the Company deposited the “funds to be held in trust,” as described in the Prospectus.

EXHIBIT A

BIOGRAPHY